UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2004

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama	36695
(Address of Principal Executive Offices)	(Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit
99.1	Corrected Press Release dated July 28, 2004 announcing financial results for the quarter ended June 30, 2004.

Item 12. Results of Operations and Financial Condition.

On July 28, 2004, Computer Programs and Systems, Inc. (the “Company”) issued a corrected press release announcing its financial results for the quarter ended June 30, 2004. The press release issued on July 22, 2004 contained an error in the calculation of the provision for income taxes for the quarter ended June 30, 2004. The Company’s provision for income taxes for the quarter was $1.0 million instead of $0.8 million as initially reported. This change affects the Company’s reported net income for the quarter, which was $1.5 million instead of $1.7 million as initially reported; the percent reduction in net income compared to the quarter ended June 30, 2003, which was 31.3% instead of 20.8% as initially reported; and the net income per diluted share, which was $0.14 per diluted share instead of $0.16 as initially reported. Corresponding corrections have also been made to the financial information presented for the sixth months ended June 30, 2004, as well as to the Company’s Unaudited Condensed Balance Sheet. The Company reaffirms its initial guidance that, for the third quarter of 2004, the Company anticipates total revenues of $20.0 to $21.0 million and net income of approximately $1.8 to $2.0 million, or $0.17 to $0.19 per diluted share. The full text of the corrected press release is attached hereto as Exhibit 99.1. The information in this Form 8-K/A and the attached Exhibit are furnished to, but not filed with, the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

By:	/s/ M. Stephen Walker
M. Stephen Walker
Vice President – Finance and Chief Financial Officer

Dated: July 29, 2004

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Corrected Press Release dated July 28, 2004 announcing financial results for the quarter ended June 30, 2004*

*	This exhibit is furnished to, but not filed with, the Commission by inclusion herein.